EXHIBIT 4(c)
------------


                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 17,
                                          ---------
1997, by and among Interactive Entertainment Limited, a Bermuda exempted company (the "Company"), and each of the entities whose names appear on the signature
      -------
pages hereof.  Such entities are each referred to herein as a "Purchaser" and,
                                                               ---------
collectively, as the "Purchasers".
                      ----------

     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to each Purchaser (i) shares
------------------------------
(the "Preferred Shares") of the Company's Series A Convertible Preference Shares
      ----------------
(the "Preferred Stock") and (ii) a Warrant (each, a "Warrant" and, when taken
                                                     -------
together with all of the warrants issued pursuant to the terms of the Securities Purchase Agreement, the "Warrants") entitling the holder thereof to purchase
                         --------
shares (the "Warrant Shares") of Common Stock (as defined below).  The Preferred
             --------------
Shares are convertible into shares (the "Conversion Shares") of the Company's
                                         -----------------
Common Stock (the "Common Stock"), pursuant to the terms approved by the
                   ------------
Company's Board of Directors (the "Authorized Terms").  In order to induce the
                                   ----------------
Purchasers to enter into the Securities Purchase Agreement, the Company has agreed to provide the certain registration rights provided herein under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable
                                         --------------
state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

     In consideration of each Purchaser entering into and consummating its obligations under the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     4.   DEFINITIONS.
          -----------

     For purposes of this Agreement, the following terms shall have the meanings specified:

          (a)  "Tranche A Closing Date" and "Tranche B Closing Date" shall have
                ----------------------       ----------------------
the respective meanings specified in the Securities Purchase Agreement;

          (b) "Registration Deadline" means the one hundred and thirty fifth
               ---------------------
(135th) day following the Tranche A Closing Date;

          (c)  "Holder" means any person owning or having the right to acquire,
                ------
through conversion of Preferred Shares or exercise of the Warrants, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof;

          (d)  "Register", "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering
                     --------
of securities on a continuous basis ("Registration Statement"), and the
                                      ----------------------
declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange Commission (the "Commission"); and
                                         ----------

          (e)  "Registrable Securities" means the Conversion Shares, the Warrant
                ----------------------
Shares and the Dividend Payment Shares, and any other shares of Common Stock issued or issuable pursuant to the terms of the Preferred Stock, whether as a dividend, payment of a redemption price or otherwise, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares, the Warrant Shares or such Dividend Payment Shares.


     5.   MANDATORY REGISTRATION.
          ----------------------

          (a) The Company shall prepare and file with the Commission a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of each Purchaser, which consent will not be unreasonably withheld) as a "shelf" registration statement under Rule 415 covering the resale of at least 200% of the number of shares of Registrable Securities then issuable on (i) conversion of the Preferred Shares then issued or issuable (assuming conversion at the Fixed Conversion Price) and
(ii) exercise in full of the Warrants then issued or issuable. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect (i) conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar events, or by reason of changes in the Conversion Price in accordance with the terms of the Authorized Terms; and (ii) exercise of the Warrants in full to prevent dilution resulting from stock splits, stock dividends or similar events.

          (b) The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline, and shall submit to the Commission, within five (5) business days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request (the "Effective
                                                                  ---------
Date"), and maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date on which all of the remaining Registrable Securities (in the opinion of counsel to the Purchaser reasonably acceptable to the Company) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time and (iii) the twenty-four
(24) month anniversary of the Tranche B Closing Date (the "Registration
                                                           ------------
Period").

          (c) If (A) the Registration Statement is not declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the control of such Holder or not permitted by the terms hereof (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act) or (C) the Common Stock is not included for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market ("Nasdaq") or listed on the New York Stock Exchange or other
                  ------
national securities exchange at any time after the Registration Deadline, the Company shall pay to such Holder an amount equal to the lesser of (x) two percent (2%) per month and (y) the highest rate permitted by applicable law, times the aggregate purchase price of the Preferred Shares held by such Holder,
-----
accruing daily and compounded monthly, from the Registration Deadline or, where the Registration Statement has become effective, from the date on which the Registration Statement lapses or is otherwise unavailable, until the Effective Date or the date on which the Registration Statement becomes available for sales of Registrable Securities, as the case may be. The amounts paid or payable by the Company hereunder shall be in lieu of any other remedies available to the Purchaser at law or in equity or pursuant to the terms of any other Transaction Document. Payments of cash pursuant hereto shall be made within five (5) business days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made within five (5) business days after the end of each thirty-day period.

          (d)  Restrictions on Sales Pursuant to  Mandatory Registrations.
               ----------------------------------------------------------
Following the Effective Date, the Company may, by delivery of written notice to the Holders of Registrable Securities identified in the Registration Statement (the "Blackout Notice"), require that such Holders not sell any of the Registrable Securities for the period set forth in the Blackout Notice (the "Blackout Period"); provided, however, that in no event shall the duration of any one Blackout Period exceed five (5 ) days and in no event shall the Company require more than (i) two (2) Blackout Periods in the first (1st) twelve (12) month period after the date hereof and (ii) four (4) Blackout Periods in the second (2nd) twelve (12) month period after the date hereof.

     6.   PIGGYBACK REGISTRATION.
          ----------------------

     If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or employee stock award or a registration on Form S-4 or Form S-8 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) (a "Proposed Registration") and (ii) a registration statement covering
            ---------------------
the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders (other than as provided herein), the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw
--------  -------
any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in the Registration Statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement subject to any rights of priority by Holders of other securities. If an offering in connection with which a Holder is entitled to registration under this Section 3 is an underwritten offering, then as a condition of participating in the registration each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters, subject to the provisions of this Agreement (including, without limitation, Section 5(c)), on the same terms and conditions as other shares of Common Stock included in the same underwritten offering and shall join in the same underwriting agreement as the other participants in the offering.

     7.   OBLIGATIONS OF THE COMPANY.
          --------------------------

     In addition to performing its obligations hereunder, including those pursuant to paragraphs 2(a) and 2(b) above, the Company shall:

          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

          (b) in the event that the number of shares available under the Registration Statement filed by the Company hereunder is insufficient during any period of three (3) consecutive trading days to cover 150% of the Registrable Securities then issued or issuable, the Company shall promptly amend the Registration Statement, or file a new Registration Statement, or both, so as to cover 200% of such Registrable Securities, in any event as soon as practicable, but not later than the tenth (10th) business day in the case of an amendment and the twentieth (20th) business day in the case of a Registration Statement, following the last day of such three (3) day period; any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares or exercise of the Warrants in full. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c) above;

          (c) use its reasonable best efforts to maintain the designation and quotation of the Registrable Securities on the Nasdaq SmallCap Market or the listing thereof on the New York Stock Exchange or other national securities exchange;

          (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

          (e) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

          (f) in the event of an underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

          (g) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus, as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (h) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

          (i) furnish to each Holder, on the date that such Registration Statement becomes effective, (x) an opinion, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, regarding the effectiveness of the Registration Statement and the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion, dated such date, of such outside counsel, in form and substance as is customarily given to underwriters in an underwritten public offering, and (B) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is at the time customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder;

          (j) pursuant to the preparation of a Registration Statement, provide each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; provided as a condition to the conduct of any such due diligence inquiry that each Holder conducting such inquiry shall execute and deliver a confidentiality agreement reasonably required by the Company and that such inquiry be conducted in a manner which does not interfere with the operations of the Company; and

          (k) permit counsel for each Holder (at such Holder's expense) to review such Registration Statement and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission.

     8.   OBLIGATIONS OF EACH HOLDER.
          --------------------------

     In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

          (a) furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof and shall execute such documents in connection with such registration as the Company may reasonably request;

          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(h), immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until withdrawal of the stop order referred to in paragraph 4(h) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice, provided that each Holder may retain a limited number of file copies of such prospectuses;

          (c) in the event of an underwritten offering of the Registrable Securities no Holder may participate in any underwritten distribution hereunder unless such Holder: (i) enters into a customary and reasonable underwriting agreement; (ii) completes and executes such questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents as the managing underwriter for such offering may reasonably request; and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company;

          (d) each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Registration Statement; and

          (e) each Holder whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating to such Registration Statement, and each such Holder shall comply with the applicable delivery requirements of the Securities Act in connection with any such sale.

     9.   INDEMNIFICATION.
          ---------------

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages,
                          --------
liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such
                                                  ------
Losses arise out of (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Section 4(g) or 4(h); and provided, further, however, that, in no event shall the indemnity under this subsection 6(a) exceed, in the aggregate, $3,000,000.

          (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder; provided, that, in no event shall any indemnity under this subsection 6(b) exceed the net purchase price of securities sold by such Holder under the Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement and the Company shall not be responsible for any amount in excess of $3,000,000. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and each Holder under this Section 6 shall survive the conversion or redemption, if any, of the Preferred Shares, the exercise of the Warrant, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

     10.  REPORTS.
          -------

     With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation
                           --------
of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     11.  MISCELLANEOUS.
          -------------

          (a)  Expenses of Registration.  All expenses, other than underwriting
               ------------------------
discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(i) hereof, shall be borne by the Company.

          (b)  Amendment; Waiver.  Any provision of this Agreement may be
               -----------------
amended only pursuant to a written instrument executed by the Company and Holders of two-thirds (2/3) of the outstanding Registrable Securities. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          (c)  Notices.  Any notice, demand or request required or permitted to
               -------
be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Company:

          Interactive Entertainment Limited
          845 Crossover Lane
          Suite D-215
          Memphis, Tennessee 38117
          Attn.:    David S. Lamm
          Fax.:  (901) 537-3801

          With a copy to:

          Altheimer & Gray
          10 South Wacker Drive
`         Suite 4000
          Chicago, Illinois  60606
          Attn:   Andrew W. McCune
          Fax:  (312) 715-4800

and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

          (d)  Termination.  This Agreement shall terminate on the earlier to
               -----------
occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

          (e)  Assignment.  The rights of a Holder hereunder shall be assigned
               ----------
automatically to any transferee of the Preferred Shares, the Warrant or Registrable Securities from such Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of (x) the name and address of such transferee and (y) the Securities with respect to which the Registration Rights are being transferred, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement, the Authorized Terms or the Warrant, as the case may be.

          (f)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

          (g)  Registered Holder.  A person or entity is deemed to be a Holder
               -----------------
of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (h)  No Waiver.  Failure of any party to exercise any right or remedy
               ---------
under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (i)  Entire Agreement.  This Agreement, the Preferred Stock, the
               ----------------
Warrants and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Preferred Stock, the Warrants and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (j)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (k)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (l)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (m)  Further Assurances.  Each party shall do and perform, or cause to
               ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (n)  Severability.  If any provisions of this Agreement shall be
               ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INTERACTIVE ENTERTAINMENT LIMITED

By:/s/ David B. Lamm
   -----------------------------------------------
   Name:
   Title:


PURCHASER NAME: CC Investments, LDC
                ----------------------------------


By:   /s/ John Ziegelman
   --------------------
   Name: John Ziegelman
   Title: Director


PURCHASER NAME: Convertible Proprietary Investment Group, Inc.
                ----------------------------------------------


By:   /s/ Allan Weine
   -----------------
   Name: Allan Weine
   Title: Vice President